UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2011

Vitamin Shoppe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Commission File Number

001-34507

2101 91st Street

North Bergen, New Jersey 07047

(Addresses of Principal Executive Offices, including Zip Code)

(800) 223-1216

(Registrant’s Telephone Number, Including Area Code)

(Formerly VS Holdings, Inc.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On January 20, 2011, Vitamin Shoppe, Inc. as Guarantor, and its subsidiaries, Vitamin Shoppe Industries Inc. and VS Direct, Inc., as the Borrowers (collectively, the “Company”), amended and restated the Loan and Security Agreement dated September 25, 2009, providing for a term loan of $25.0 million, with a maturity date of January 18, 2013, and extending the maturity date of the existing revolving credit facility an additional two years to September 25, 2015. A copy of the Amended and Restated Loan and Security Agreement, dated as of September 25, 2009 is attached to this Form 8-K as Exhibit 10.1.

ITEM 8.01	Other Events

On January 21, 2011, Vitamin Shoppe Industries, Inc., a subsidiary of Vitamin Shoppe, Inc., issued a notice of redemption to redeem on February 22, 2011 (the “Redemption Date”) the remaining $55,106,000 balance of its Second Priority Senior Secured Floating Rate Notes due 2012 (the “Notes”). The redemption price for the Notes will be 100% of the principal amount of the redeemed Notes, plus accrued and unpaid interest to the Redemption Date. A copy of the notice of redemption is attached to this Form 8-K as Exhibit 99.3. In addition, a copy of the press release announcing the redemption of the Notes is attached to this Form 8-K as Exhibit 99.2.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.1	Amended and Restated Loan and Security Agreement, dated as of September 25, 2009, as amended January 20, 2011, by and among Vitamin Shoppe Industries Inc. and VS Direct Inc. as borrowers, Vitamin Shoppe, Inc. as Guarantor, the Lenders and Issuing Bank from time to time party thereto, and JPMorgan Chase Bank, N.A. as Administrative Agent.

99.2	Press release announcing Note redemption, dated January 24, 2011.

99.3	Notice of Redemption for $55,106,000 of Vitamin Shoppe Industries Inc.’s Second Priority Senior Secured Floating Rate Notes due 2012.

This Form 8-K and the attached Exhibit are furnished to comply with Item 1.01, 8.01, and Item 9.01 of Form 8-K. Neither this Form 8-K nor the attached Exhibit are to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall this Form 8-K nor the attached Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 (except as shall be expressly set forth by specific reference in such filing).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2011	Vitamin Shoppe, Inc.

By: /s/ Michael G. Archbold
Name: Michael G. Archbold
Title: Chief Financial Officer